UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 15, 2021

INTEC PHARMA LTD.

(Exact name of registrant as specified in its charter)

Israel	001-37521	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Hartom St. Har Hotzvim
Jerusalem, Israel	9777512
(Address of principal executive offices)	(Zip Code)

+ 972-2-586-4657
(Registrant’s telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	NTEC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

General

On March 15, 2021, Intec Pharma Ltd., an Israeli company (the “Company” or “Intec Israel”), Intec Parent, Inc., a Delaware corporation (“Intec Parent”), Dillon Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Intec Parent (the “Merger Sub”), Domestication Merger Sub Ltd., an Israeli company and a wholly-owned subsidiary of Intec Parent (the “Domestication Merger Sub”), and Decoy Biosystems, Inc., a Delaware corporation (“Decoy”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, following the merger of the Domestication Merger Sub with and into Intec Israel, with Intec Israel being the surviving entity and a wholly-owned subsidiary of Intec Parent (the “Domestication Merger”), and upon satisfaction of additional closing conditions, the Merger Sub will merge with and into Decoy, with Decoy being the surviving entity and a wholly-owned subsidiary of Intec Parent (the “Merger”). The Merger is expected to be completed in the third calendar quarter of 2021 and if it is completed then the business of Decoy will become the business of Intec Parent.

The Merger Agreement

The Merger

As set forth in the Merger Agreement, after completion of the Domestication Merger and subject to other closing conditions of the Merger, on the closing date (the “Closing Date”), the Merger Sub will merge with and into Decoy, with Decoy being the surviving entity. As a result of the Merger, Decoy will become a wholly-owned subsidiary of Intec Parent.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, which shall occur on the Closing Date (the “Effective Time”), (i) each outstanding share of Decoy common stock, par value $0.001 per share (the “Decoy Common Stock”) (other than any shares held as treasury stock (which will be cancelled) and any dissenting shares and after giving effect to the conversion of Decoy SAFEs (Simple Agreements for Future Equity) and Decoy preferred stock into Decoy Common Stock) will be converted into shares of Intec Parent common stock, par value $0.01 per share (“Intec Common Stock”), based on the exchange ratio as described below, and (ii) each outstanding and unexercised Decoy stock option, whether vested or unvested, will be converted into a stock option exercisable for that number of shares of Intec Parent Common Stock equal to the product of (x) the aggregate number of shares of Decoy Common Stock for which such stock option was exercisable and (y) the exchange ratio. The shares of Intec Parent Common Stock issuable in exchange for shares of Decoy Common Stock as described above are referred to as the “Merger Shares.”

Under the exchange ratio formula in the Merger Agreement, without taking into consideration the effect of the respective levels of cash and liabilities of each of the Company and Decoy, which will result in an adjustment to such exchange ratio, following the closing of the Merger (the “Closing”), the former Decoy securityholders immediately before the Merger are expected to own approximately 75% of the aggregate number of the outstanding securities of Intec Parent, and the securityholders of the Company immediately before the Domestication Merger are expected to own approximately 25% of the aggregate number of the outstanding securities of Intec Parent, calculated on a fully-diluted basis. The actual allocation will be subject to adjustment based on, among other things, Decoy’s and the Company’s net cash balance (including, in the case of the Company, any proceeds from any disposition of the Company’s Accordion Pill business), subject to certain exceptions. As further described below, the Closing is also conditioned on completion of the Domestication Merger and on a financing by the Company or Intec Parent, which will dilute securityholders of both the Company and Decoy on a pro-rata basis.

Following the Closing, Jeffrey Meckler will serve as Intec Parent’s Chief Executive Officer, Michael Newman will serve as Intec Parent’s Chief Scientific Officer, Nir Sassi will serve as Intec Parent’s Chief Financial Officer, and Walt Linscott will serve as Intec Parent’s Chief Business Officer. Additionally, following the Closing, the board of directors of Intec Parent is expected to initially consist of eight directors and will be comprised of (i) five (5) members designated by the Company and (ii) three (3) members designated by Decoy.

The Merger Agreement contains customary representations, warranties and covenants made by each of the Company and Decoy, including covenants relating to (i) the conduct of their respective businesses prior to the Closing, (ii) the preparation and filing of a registration statement on Form S-4 registering the Merger Shares and the shares of Intec Parent Common Stock to be issued in connection with the Domestication Merger (the “Registration Statement”) and the preparation and/or filing, as applicable, of a proxy statement/information statement for the special meeting or approval by written consent, as applicable, of shareholders of each of the Company and Decoy, (iii) holding a meeting or approval by written consent, as applicable, of shareholders of each of the Company and Decoy to obtain their requisite approvals in connection with the Domestication Merger and Merger, as applicable, including, among other approvals, the approval by the Company’s shareholders of the issuance of the Merger Shares, and (iv) subject to certain exceptions, the recommendation of the board of directors of each party to the Merger Agreement to its shareholders that such approvals be given.

Consummation of the Merger is subject to certain closing conditions, including, among other things, (i) consummation of the Domestication Merger, (ii) approval of certain matters related to the Merger by the shareholders of the Company and approval of the Merger by the stockholders of Decoy, (iii) the effectiveness of the Registration Statement, (iv) the continued listing of the Company’s ordinary shares on the Nasdaq Capital Market (and following the Domestication Merger, the shares of Intec Parent Common Stock) and the authorization for listing on the Nasdaq Capital Market of the Merger Shares, (v) the receipt of a tax ruling from the Israel Tax Authority with respect to the Domestication Merger, (vi) disposition of the Company’s Accordion Pill business, as further described below, and (vii) a closing financing by the Company or Intec Parent such that upon Closing of the Merger (taking account of the proceeds to be received with respect to such financing), the combined net cash of Intec Parent shall be not less than $30 million and not more than $50 million, and which represents an agreed minimum valuation derived from the Exchange Ratio for Intec Parent following the Closing. The Merger Agreement requires the Company to convene a shareholders’ meeting for purposes of obtaining the necessary shareholder approvals required in connection with the Merger.

The Merger Agreement contains certain termination rights for both the Company and Decoy, including, but not limited to, the right of the Company and Decoy to terminate the Merger Agreement by mutual written consent or if a court of competent jurisdiction or other Governmental Body (as defined in the Merger Agreement) has issued a final and nonappealable order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger. In addition, either the Company or Decoy may terminate the Merger Agreement if the Merger is not consummated on or before the date that is 155 days following the delivery of the Decoy audited financial statements for the fiscal years ended December 31, 2020 and 2019, which date may be extended in certain circumstances. In connection with the termination of the Merger Agreement, under specified circumstances, Decoy may be required to pay to the Company a break-up fee of $1,000,000, or the Company may be required to pay to Decoy a reverse break-up fee of $1,000,000 and forfeit a deposit in the amount of $350,000 in favor of Decoy to cover transaction expenses.

Certain Agreements Related to the Merger

The Domestication Merger

As set forth in the Merger Agreement, prior to the date of the Closing Date, Intec Israel shall re-domesticate as a Delaware corporation by merging with and into the Domestication Merger Sub, with Intec Israel surviving the merger and becoming a wholly-owned subsidiary of Intec Parent. In connection with the Domestication Merger, all Intec Israel ordinary shares, having no par value per share (the “Intec Israel Shares”), outstanding immediately prior to the Domestication Merger, will convert, on a one-for-one basis, into shares of Intec Parent Common Stock and all options and warrants to purchase Intec Israel Shares outstanding immediately prior to the Domestication Merger will be exchanged for equivalent securities of Intec Parent.

Disposition of Accordion Pill Business

In accordance with the terms of the Merger Agreement, the Company agreed that prior to the Closing Date it would use commercially reasonable efforts to enter into one or more agreements providing for the sale, transfer or assignment, or that it would otherwise take steps related to the divestment or disposal and satisfaction of liabilities of, the Company’s Accordion Pill business, to be effected immediately after the Closing.

Support Agreements

In connection with the execution of the Merger Agreement, certain shareholders of Decoy entered into support agreements with the Company, Intec Parent and Merger Sub covering approximately 74% of the outstanding shares of Decoy relating to the Merger (the “Decoy Stockholder Support Agreements”). The Decoy Stockholder Support Agreements provide, among other things, that the stockholders party to the Decoy Stockholder Support Agreements will vote all of the shares of Decoy held by them: (i) in favor of the adoption of the Merger Agreement, the approval of the Merger and the other transactions contemplated by the Merger Agreement, provided that they will vote such shares in the same manner as the vote in respect of the Merger Agreement and the Merger of the holders of a majority of the outstanding shares of Decoy’s capital stock who do not sign a Decoy Stockholder Support Agreement, and (ii) against any adverse proposal, for up to eighteen (18) months following the date of the Decoy Stockholder Support Agreements (depending on the manner of termination of the Merger Agreement).

In accordance with the terms of the Merger Agreement, the officers and directors of the Company have each entered into support agreements with Decoy relating to the Merger (the “Intec Shareholder Support Agreements”). The Intec Shareholder Support Agreements provide, among other things, that the officers and directors party to the Intec Shareholder Support Agreements will vote all of the ordinary shares of the Company held by them: (i) in favor of the adoption of the Merger Agreement, the approval of the Merger and the other transactions contemplated by the Merger Agreement, and (ii) against any adverse proposal.

Lock-Up Agreements

In accordance with the terms of the Merger Agreement, certain stockholders of Decoy and the officers and directors of Intec have each entered into a lock-up agreement with the Company, Intec Parent and Decoy (collectively, the “Lock-Up Agreements”). The Lock-Up Agreements place certain restrictions on the transfer of shares of common stock of Intec Parent held by the respective signatories thereto for 180 days after the Closing Date.

The preceding summaries do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the form of Decoy Stockholder Support Agreement, the form of Intec Shareholder Support Agreement and the form of Lock-Up Agreement, which are filed as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, and which are incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about the Company or Decoy or otherwise to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission (the “SEC”). The Merger Agreement includes representations, warranties and covenants by each of the Company and Decoy made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. Investors should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Decoy or any of their respective affiliates, as certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings, may be subject to exceptions made in confidential disclosure schedules which have not been filed herewith, or may have been used for purposes of allocating risk among the parties to the Merger Agreement rather than to establish matters of fact.

Item 7.01.	Regulation FD Disclosure.

On March 15, 2021, the Company and Decoy issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

In addition, on March 15, 2021, the Company and Decoy provided supplemental information regarding the Merger in connection with a presentation to investors. A copy of the investor presentation is attached hereto as Exhibit 99.2.

The press release and investor presentation and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s expectations, beliefs and intentions regarding, among other things, the Company’s product development efforts, business, financial condition, results of operations, strategies, plans and prospects. Forward-looking statements can be identified by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. Intec and Decoy have based these forward-looking statements largely on their then-current expectations and projections about future events, as well as the beliefs and assumptions of management. For example, forward-looking statements are used in this Current Report on Form 8-K regarding the expectation as to when the Merger will be completed.

Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the following: risks associated with Intec’s and Decoy’s ability to obtain the shareholder approval required to consummate the proposed Merger and the timing of the closing of the proposed Merger, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed Merger will not occur; risks related to the ability to consummate certain closing conditions including the pre-closing financing and the disposition of the Company’s Accordion Pill business, the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against the Company or Decoy following the announcement of the merger agreement and the transactions contemplated therein; unanticipated difficulties or expenditures relating to the proposed Merger, the response of business partners and competitors to the announcement of the proposed Merger, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed Merger; the occurrence of any event, change, or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transaction to fail to close; the inability to list the merger shares on the Nasdaq Capital Market or maintain the listing of Intec Parent’s shares of common stock on the Nasdaq Capital Market following the proposed Merger; and the ability to recognize the anticipated benefits of the proposed Merger. These risks, as well as other risks and uncertainties associated with the proposed Merger, will be discussed in the proxy statement/prospectus that will be included in the Registration Statement to be filed with the SEC in connection with the proposed Merger. Additional risks and uncertainties are identified and discussed under the heading “Risk Factors” in Intec’s Annual Report on Form 10-K, as supplemented by its other periodic filings with the SEC.

All forward-looking statements speak only as of the date of this Current Report on Form 8-K and are expressly qualified in their entirety by the cautionary statements included in this Current Report on Form 8-K.  Except as required by applicable law or regulation, Intec and Decoy undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Shareholders should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement.

Additional Information about the Proposed Merger and Where to Find It

This Current Report on Form 8-K relates to the proposed Domestication Merger and Merger. In connection with the proposed Domestication Merger and Merger, Intec will file a Registration Statement on Form S-4, which will include a document that serves as a proxy statement and prospectus of Intec and Intec plans to file other documents regarding the proposed Merger with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE PROPOSED MERGER. A definitive proxy statement/prospectus will be sent to the Company’s shareholders. Investors and security holders will be able to obtain these documents (when available) free of charge from the SEC’s website at www.sec.gov. The documents filed by Intec with the SEC may also be obtained free of charge from the Company by requesting them by mail at Intec Pharma Ltd., 12 Hartom Street, Har Hotzvim, Jerusalem 9777512, Israel.

Participants in the Solicitation

Intec and its respective directors and executive officers and other members of management and employees and certain of their respective significant shareholders may be deemed to be participants in the solicitation of proxies from Intec shareholders in respect of the proposed Merger. Information about the Intec’s directors and executive officers is available in Intec’s proxy statement, filed June 8, 2020 for the 2020 Annual Meeting of Shareholders, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 13, 2020 and the Company’s Current Report on Form 8-K filed on July 17, 2020. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holding or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed Merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the SEC and Intec as indicated above.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger and Reorganization, dated as of March 15, 2021, by and among Intec Pharma Ltd., Intec Parent, Inc., Dillon Merger Subsidiary, Inc., Domestication Merger Sub Ltd., and Decoy Biosystems, Inc.

10.1	Form of Decoy Stockholder Support Agreement

10.2	Form of Intec Shareholder Support Agreement

10.3	Form of Lock-Up Agreement

99.1	Joint Press Release of Intec Pharma Ltd. and Decoy Biosystems, Inc., dated March 15, 2021

99.2	Investor Presentation, dated March 15, 2021

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2021

INTEC PHARMA LTD.

By:	/s/ Nir Sassi
Nir Sassi
Chief Financial Officer